Exhibit 99.1

Taylor Capital Group, Inc. Reports On Strategic Growth Initiative

Cole Taylor Bank Doubles Commercial Lending Team,

Adds Six Group Senior Vice Presidents and New Chief Credit Officer

ROSEMONT, IL - April 23, 2008 - Bruce W. Taylor, Chairman of Taylor Capital Group, Inc. (Nasdaq: TAYC), and Mark A. Hoppe, President of its wholly owned subsidiary Cole Taylor Bank, today announced that 30 people have joined Cole Taylor Bank, including six Group Senior Vice Presidents in commercial banking and a chief credit officer.

"The changing dynamics in the Chicago market created a unique opportunity to accelerate growth in our commercial banking business. Talent is the key driver of sustainable growth and profitability, and the best investment we can make to build our company is to expand our staff of high quality, experienced, middle-market commercial bankers who share Cole Taylor's commitment to creating value for closely held businesses through relationships that focus on the client's success," said Taylor.

"We added considerable depth to our executive management team when Mark Hoppe joined the company earlier this year as president of Cole Taylor Bank. Since then, Larry Ryan has joined us as Executive Vice President of Commercial Banking, and Larry has moved quickly to expand and integrate our commercial banking team, creating scale and additional visibility in the market. Everyone at Cole Taylor welcomes our new colleagues and is excited and focused on winning new customer relationships and expanding our market share, which is fundamental to sustainable, long-term growth."

The six new Group Senior Vice Presidents in commercial banking are: Alan Clark, John Kolbus, John O'Sullivan, Thomas Ryan, Michael Smith and Patrick Stoltz. They will team with Rick Simons, Manager of Asset-Based Lending, and Kevin Hughes, Group Senior Vice President of Commercial Banking, who joined Cole Taylor Bank in 2006.

"The Chicago middle market is deep, diversified and robust, but also extremely competitive," said Hoppe. "Cole Taylor builds value for its clients through relationship management, which is a compelling value proposition for owners and managers of closely held businesses who rely on their banker as a trusted advisor. The investment we are making in expanding our relationship management capability demonstrates Cole Taylor's commitment to Chicago's closely held businesses."

Cole Taylor's Commercial Banking unit has nearly doubled in size since the beginning of this year, with new staff members joining Cole Taylor Bank from other well-regarded institutions, such as LaSalle Bank, N.A., Chase Bank and Fifth-Third Bank.

"Our new colleagues are career commercial bankers who bring expertise and established relationships," said Ryan. "I have tremendous respect for Cole Taylor's talented bankers. The new members of our commercial banking team share the same values and are a strong strategic and cultural fit. We believe that our relationship management approach and client focus are a competitive advantage in the market."

The company also named Michael J. Morton Group Senior Vice President and Chief Credit Officer. Morton joins Cole Taylor from LaSalle Bank N.A., where he was Senior Vice President and Credit Officer.

"As a career commercial banking lender and credit officer from a market leading organization serving closely held businesses in Chicago, Mike brings breadth and depth to his role as chief credit officer at Cole Taylor," said Hoppe. "He has the experience to balance commercial banking growth and risk management."

In accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv), Taylor Capital Group, Inc. yesterday granted employment inducement grants of restricted stock to eleven newly-hired employees.  The inducement grants cover an aggregate of 122,352 shares of Taylor Capital Group, Inc. common stock and vest over five years.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a bank-holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The company derives virtually all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates nine banking centers throughout the Chicago metropolitan area.

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Contact:

Ilene Stevens

847-653-7731